Exhibit 99.1

Hercules Capital Achieves More Than $880 Million in New Commitments in 2017(1)

Company Continued Strong Organic Originations Momentum and Integrated $127.5 Million of Selected Venture Assets Acquired from Ares Capital Corp. in Q4 2017

Q4 2017 Achievements and Highlights

•	Q4 2017 closed new debt and equity commitments totaling ~$330.6 million to 25 companies including 20 new and five (5) existing portfolio companies(1)

•	Unscheduled principal repayments, or “early loan pay-offs,” of ~$124.2 million, for Q4 2017

•	Hercules portfolio company liquidity events in Q4 2017 include three (3) completed initial public offerings “IPOs” and two (2) completed or announced M&A events

Year-to-date ending December 31, 2017 Achievements and Highlights

•	Closed cumulative new debt and equity commitments of ~$882.0 million, for full-year 2017(1)

•	Early loan pay-offs of ~$505.6 million, for full-year 2017

•	Ended 2017 with pending new commitments (signed non-binding term sheets) of ~$122.0 million as of January 8, 2018(2)

Q1 2018 Achievements and Highlights

•	Q1 2018 closed new debt and equity commitments of ~$45.0 million as of January 8, 2018

PALO ALTO, Calif., January 9, 2018 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced its portfolio update for the fourth quarter and full-year 2017.

“We witnessed unprecedented activity in both new commitments and early pay-offs during the fourth quarter and full year 2017,” stated Manuel A. Henriquez, founder, chairman and chief executive officer of Hercules. “Our fourth quarter portfolio activity reflects a strong finish to fiscal year 2017 with new closed commitments exceeding $330 million. This achievement exemplifies our continued diligent deployment of capital to new and existing companies, our continued access to the leading venture capital-backed companies and our recent acquisition of select venture debt investments recently acquired from Ares Capital. Collectively, this puts Hercules Capital on pace to deliver $882 million in new commitments for 2017 which surpasses 2016 by over eight percent (8.0%). This more than offset the continued and unprecedented high level of unanticipated early loan repayments throughout the year. Once again, Hercules continues to demonstrate its unparalleled access to new deal originations and our strong industry leadership position and brand reputation within the venture lending marketplace.”

New Debt and Equity Commitments for Q4 2017:

As of December 31, 2017, Hercules has originated ~$330.6 million of new debt and equity commitments to 25 new and existing portfolio companies, including 12 new portfolio company investments acquired from Ares Capital.

20 new commitments to new innovative venture growth stage companies

Technology Portfolio – $62.0 Million

•	$20.0 million to a provider of digital media content targeting millennial women

•	$20.0 million to a leading platform for selling, distributing, and managing cloud-based products and services

•	$12.0 million to a leading provider of software for drafting, proofreading, comparing, repairing and cleaning documents in the legal and life sciences industries worldwide

•	$10.0 million to a data science software platform developer that provides an integrated environment for data preparation, machine learning, deep learning, text mining and predictive analytics

Life Sciences Portfolio – $115.0 Million

•	$40.0 million to a rapidly growing and innovative population health business operating primary care clinics focused on Medicare beneficiaries

•	$30.0 million to a medical device company that develops proprietary and innovative technologies that help eliminate a majority of the most common barriers to glucose testing

•	$25.0 million to a pharmaceutical company creating first-in-class orally available medicines for autoimmune diseases, inflammatory disorders and oncology

•	$20.0 million to a clinical stage biopharmaceutical company that develops and commercializes novel antibiotics for the treatment of serious and life-threatening infections caused by multi-drug bacteria

Acquired Portfolio Companies from Ares Capital – $127.5 Million

•	$30.0 million to a technology company that provides an online digital marketplace designed to help millions of patients dramatically improve access to care

•	$25.0 million to a leading technology developer of a social analytics platform that global companies use to run brands, build businesses and connect with consumers

•	$20.0 million to a technology developer that provides a secure communications and collaboration platform that unites physicians, nurses, and other care team members, facilitating a timely interaction among them

•	$20.0 million to a developer of the largest working capital marketplace in the world in which companies across the globe use the technology to improve their financial position

•	$12.5 million to a network technology provider that operates as an enterprise-class Infrastructure-as-a-Service “IAAS” cloud service provider

•	$6.0 million to an industry-leading provider of clinical payment and communication technology solutions

•	$4.6 million to a developer of energy efficient glass for commercial, residential and automotive applications

•	$3.3 million to a provider of financial aid management software solutions for higher education institutions

•	$1.5 million to a developer of speech analytics software that enables enterprise customers to uncover actionable business intelligence in call center recordings

•	$1.3 million to a developer that creates proprietary analytics from big data in the public sector, giving businesses in every industry a distinct advantage when working with the government

•	$3.3 million in equity/warrant positions, including $1.9 million equity-only in two (2) portfolio companies

Five (5) New Commitments to Existing Portfolio Companies – $26.1 Million

•	$12.9 million to a developer of email marketing technologies that offers a software that enables organizations to create, send and track email marketing campaigns and online surveys

•	$5.0 million to a biopharmaceutical company focused on discovering and developing drugs to improve outcomes for patients with cancer

•	$5.0 million to a leading provider of affordable and interoperable healthcare information technology solutions and services

•	$2.2 million to a leading developer of platforms for integrating, visualizing and analyzing information

•	$1.0 million to an online fantasy sports service that enables sports enthusiasts to play daily fantasy games and win cash prizes

Unscheduled Principal Repayments Or “Early Loan Pay-Offs”:

As of December 31, 2017, Hercules received ~$124.2 million in unscheduled principal repayments “early loan pay-offs,” nearly 25.0% higher than initially anticipated.

Portfolio Company IPO, M&A and Other Activity in Q4 2017:

IPO Activities

1.	In December 2017, Hercules’ Portfolio company Quanterix Corporation (NASDAQ: QTRX) completed its IPO and raised $73.7 million by offering more than 4.9 million shares of common stock at $15.00 per share. Hercules held 272,479 shares of Preferred Series D stock and warrants for 173,428 and 38,828 shares of Preferred Series C and Preferred Series D stock, respectively, as of September 30, 2017, which represents an unrealized gain of approximately $1.2 million as of the closing price of $21.47 for Quanterix on December 29, 2017.

2.	In November 2017, Hercules’ portfolio company Aquantia Corporation (NYSE: AQ) raised approximately $61.3 million by offering 6.8 million shares of its common stock at $9.00 per share. Hercules held warrants for 196,831 shares of Preferred Series G stock, as of September 30, 2017, which represents an unrealized gain of approximately $5,000.00 as of the closing price of $11.33 for Aquantia on December 29, 2017.

3.	In October 2017, Hercules’ portfolio company ForeScout Technologies, Inc. (NASDAQ: FSCT) completed its IPO and raised approximately $117.0 million by offering 5.3 million shares of its common stock at $22.00 per share. Hercules held 319,099 and 80,587 shares of Preferred Series D and Preferred Series E stock, respectively, as of September 30, 2017, which represents an unrealized gain of approximately $5.8 million as of the closing price of $31.89 for ForeScout on December 29, 2017.

As of December 31, 2017, Hercules held warrant and equity positions in two (2) portfolio companies that had filed Registration Statements confidentially under the JOBS Act in contemplation of a potential IPO.

There can be no assurances that companies that have yet to complete their IPOs will do so.

M&A Activities

1.

In August 2017, Hercules’ portfolio companies Cempra, Inc. (NASDAQ: CEMP), a clinical-stage pharmaceutical company focused on developing differentiated anti-infectives for acute care and community settings to meet critical medical needs in the treatment of infectious diseases, and Melinta Therapeutics, Inc., a privately held company focused on discovering, developing, and commercializing novel antibiotics to treat serious bacterial infections, announced that the companies had entered into a definitive agreement under which Melinta will merge with a subsidiary of Cempra. The deal closed on November 6, 2017. Melinta Therapeutics commenced trading on November 6, 2017 on the NASDAQ Global Market under the symbol “MLNT.” Hercules committed $40.0 million in venture debt financing to Cempra from 2011 to 2014. Hercules initially committed $30.0 million in venture debt financing to Melinta in December 2014 and held 1,914,448 shares of Preferred Series 4 stock and warrants for 1,382,323 shares of Preferred Series 3 stock as of September 30, 2017.

2.	In November 2017, Hercules’ portfolio company Sonian Inc., a leading provider of public cloud archiving and business insights, was acquired by Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-enabled security and data protection solutions. Terms of the transaction were not disclosed. Hercules initially committed $5.5 million in venture debt financing in December 2013 and held warrants for 185,949 shares of Preferred Series C stock as of September 30, 2017.

Portfolio Company Activities

1.	In December 2017, Hercules’ portfolio company Revance Therapeutics, Inc. (NASDAQ: RVNC), a biotechnology company developing neuromodulators for use in treating aesthetic and underserved therapeutic conditions, announced positive top-line results from two pivotal Phase 3 studies, evaluating its next-generation neuromodulator, RT002 (daxibotulinumtoxin), for reducing wrinkles that lies between the brows (glabellar lines). Hercules held 22,765 shares of common stock as of September 30, 2017.

2.	In December 2017, Hercules’ portfolio company Verastem, Inc. (NASDAQ: VSTM), a biopharmaceutical company focused on discovering and developing drugs to improve outcomes for patients with cancer, announced positive results from the Phase 3 DUO study which demonstrated duvelisib significantly improves progression of free survival in relapsed or refractory chronic lymphocytic leukemia and small lymphocytic lymphoma.

3.	In November 2017, Hercules’ portfolio company Dynavax Technologies Corporation (NASDAQ: DVAX) announced that the U.S. Food and Drug Administration (FDA) had approved HEPLISAV-B for prevention of infection caused by all known subtypes of hepatitis B virus in adults age 18 years and older. HEPLISAV-B is the first new hepatitis B vaccine in the United States in more than 25 years and the only two-dose hepatitis B vaccine for adults. Hercules held 20,000 shares of common stock as of September 30, 2017.

4.	In October 2017, Hercules’ portfolio company OptiScan Biomedical Corporation, a developer of innovative continuous monitoring systems for use in the surgical intensive care unit (SICU), announced that the US Food and Drug Administration (FDA) granted 510(k) clearance for the OptiScanner 5000 Glucose Monitoring System.

5.	In September 2017, Hercules’ portfolio company Insmed Incorporated (NASDAQ: INSM), a global biopharmaceutical company focused on the unmet needs of patients with rare diseases, announced positive top-line results from Phase 3 CONVERT study of ALIS (Amikacin Liposome Inhalation Suspension) in adult patients with treatment-refractory Nontuberculous Mycobacterial (NTM) lung disease caused by Mycobacterium Avium Complex (AVM). Hercules held 70,771 shares of common stock as of September 30, 2017.

Accompanying Footnotes:

(1)	Includes venture debt portfolio assets purchased from Ares Capital announced on November 2, 2017.

(2)	Signed non-binding term sheets are subject to satisfactory completion of Hercules’ due diligence and final investment committee approval process as well as negotiations of definitive documentation with the prospective portfolio companies. These non-binding term sheets generally convert to contractual commitments in approximately 90 days from signing. It is important to note that not all signed non-binding term sheets are expected to close and do not necessarily represent future cash requirements or investments.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $7.0 billion to over 390 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 6.25% Unsecured Notes due July 2024 (NYSE: HTGX), 4.375% Convertible Senior Notes due February 2022 and 4.625% Unsecured Investment Grade Notes due October 2022.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com